Investor Day

October 11, 2023

Marcus Rogier:

All right. Good morning everyone, and welcome to Worthington Enterprises 2023 Investor and Analyst Day. My name is Marcus Rogier, and I'm the treasurer and investor relations officer. We appreciate everyone joining us here today for our event as well as those listening in online. Before we get started, we have a few housekeeping items we'd like to go through.

First, today's presentation has been posted to our investor relations website, and it could be downloaded at ir.worthingtonindustries.com if anyone wants an electronic copy. Second, we plan to have a question and answer session at the very end today. So for those in the room, we would kindly ask that you please hold questions until the end and we'll come around with a microphone. For anyone listening in online, you're welcome to submit questions throughout the presentation using the Ask a Question tab on the upper right-hand corner of your screen. We'll collect those and read at the end after we've addressed the in-person questions.

Third, I'd like to note that certain statements made today are forward looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risk and uncertainties that could cause actual results to differ from those suggested. Please refer to our recent SEC filings for a list of those risk factors that could cause actual results to differ materially. In addition, our discussion today will include non-GAAP financial measures. We've included a reconciliation of those non-GAAP measures to the most comparable GAAP measure within today's presentation. Lastly, today's event is being recorded and a replay will be available later on our worthingtonindustries.com website.

At this point, it's my pleasure to introduce our president and CEO Andy Rose. Andy has been with Worthington 15 years. He came to us as the CFO in 2008. Prior to that, he had experience with private equity. While CFO, he led the company through the Great Recession by focusing on preserving liquidity and ensuring a strong balance sheet. He was CFO for 10 years before becoming President in 2018 and more recently in 2020 he was named CEO. At this point I'll hand it off to Andy.

Andy Rose:

Thank you, Marcus. Welcome everyone, and thank you for reminding me about the great financial crisis. That was a fun time period in my career. I am super excited to introduce today Worthington Enterprises, a market leading designer and manufacturer of building products, consumer products, and sustainable energy solutions. Hopefully, you got a chance to walk through our trade show exhibit behind us. If not, maybe on a break or after today, you'll get a chance to do that. It's a terrific way to see our products showcased and really brings to life what we do. Thank you to the team for putting that together. I think it's fantastic.

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You're going to hear today a lot about our business, and one of the things you'll see is our business is performing well right now. Going the wrong way. There we go. Unfortunately, Eric could not make it today, but we have eight very talented members of our management team. They're going to help you dig deep into our business so that you can get a great understanding of why we have been winning in the marketplace and why we have the opportunity to continue to win over the coming years. We have, as you'll see, market leading businesses. 80% of our revenue comes from products or businesses that are leaders in their space.

We have very strong secular tailwinds where our products are well positioned to participate in those trends, and you'll see we have a proven strategy that we've developed over the years that starts with our Worthington business system, the foundation of which is our transformation playbook. It's lean. It's the way we make the businesses we own better. And then we also have an innovation capability that we've developed over the last 10 years that I was explaining earlier to some folks that it's taken a while to get there, but we've got the ball rolling downhill now, and we have a terrific team of folks that really are enabling us to take mature markets and innovate, to create separation from our competitors.

And then the final piece of our Worthington business system is our M&A capability. We have been inquisitive over the years part of our history and the construction of this business has been based on a proven M&A capability. And then finally, I think perhaps most important is all of this when you add it up, is a business that generates very high returns and very strong free cash flow, which we think is an attractive investment characteristic for all of you to consider. Here's our agenda. I'm not going to go through it, it's in your book, but you're going to get an opportunity to see a deep dive on all of our three business segments and our financial strategy, and of course our path forward.

For those of you that are here today and may stay for the afternoon session, we are very excited about the planned separation, which is going to actually create two market leading businesses. And while I am excited to talk about the business that I will be a part of, Worthington Enterprises, I'm also equally excited for the opportunity about the steel company. Worthington Steel is a best in class, value added steel processor. I believe it's the best steel processor on the planet. They have a unique growth opportunity in electrical steel to really take advantage of the transition to electrical vehicles as well as the transformer market, both of which have very attractive growth characteristics going forward. So if you have the opportunity, stick around, we'll have lunch in between, and you can see the steel company, Geoff Gilmore, Tim Adams and Jeff Klingler, the President of the steel company will be presenting that.

Okay. Worthington Enterprises, we believe is an extremely compelling standalone investment story. That's why we're here today. We believe now is the right time to separate. We have achieved the scale financial strength and capabilities to operate on a standalone basis. We have a compelling and very distinct growth strategy that is uniquely ours. We have a clear-cut value proposition and a differentiated investment thesis. And we think as you look at comparable companies out there, you'll see that there is a valuation opportunity. And then finally, we have a uniquely strong balance sheet and free cashflow to execute on our strategy going forward.

Worthington Enterprises, a market-leading designer and manufacturer of innovative building products, consumer products, and sustainable energy solutions. We have a short video to introduce our company and our brand.

Video:

At Worthington Enterprises, we empower people to live safer, healthier, and more expressive lives. Born from Worthington Industries, we honor our heritage through continued commitment to our people-first

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philosophy rooted in the Golden Rule. A legacy of entrepreneurship has given rise to a powerful new company, Worthington Enterprises. We will lead.

We lead by creating inviting spaces. Remote monitoring technology for heating and cooking. Beautiful ceiling vistas with sound-dampening performance. And vital solutions for climate-controlled environments.

We lead to a cleaner tomorrow with compressed hydrogen and natural gas systems, fueling sustainable transit, logistics, and industry.

We lead by unleashing everyday adventure, creativity, and celebration with consumer products such as tools, torches, fuel, and party essentials that equip people to express themselves and make every moment memorable.

We lead in all these ways because our people have insight, focus, and a hunger to use their skills for positive impact. We lead because we listen intently to our customers' needs so we can partner in solving challenges, big and small. We will lead because Worthington Enterprise's impact is experienced by countless lives every day. That is a privilege and a responsibility we take to heart.

Andy Rose:

Awesome. Well, hopefully that gave you a little bit of the excitement that we have about our company. And when I see the we will lead tagline, we do lead already, but that's a great platform from which to build a business.

I'm going to give you a little bit of a history lesson because I think it informs where we are today and perhaps where we're headed. Worthington was founded in 1955 as a steel processing business. In the early '70s, we acquired a very small $5 million pressure cylinder manufacturer in Columbus, Ohio that I believe we were supplying steel to. And that was really the beginning of the Worthington Enterprise franchise of businesses.

In the 1980s, we developed a product called Balloon Time, which is a branded retail product on shelves in many retailers. I call it a birthday party in a box, which was the first retail product that we introduced.

Also important in 1992, we formed the WAVE joint venture with Armstrong World Industries. We acquired a steel processing facility in Malvern, Pennsylvania. It had a small little role forming grid business. And Armstrong had a similar business. Both didn't make much money. We put them together, took the best of both companies. And I think in its first year it made roughly a million dollars and today that business makes close to $200 million. Has close to 100% return on capital and about 95% free cash flow. It's an amazing business that we built together with Armstrong and also has great prospects for the future that you'll hear from Doug Cadle later today.

In 2008 we launched our transformation, which I mentioned earlier is our lean playbook. It's how we make our businesses better. It's not just on the shop floor, it's operations of course, but it's also supply chain. There is a commercial component. We have very strategic pricing desks throughout our businesses that really help us improve profitability for the business.

And then also importantly, a few years later, we launched our second value driver, which is innovation. I was telling the story earlier. We hired a couple of folks from Proctor and Gamble who ran an innovation think tank there and they really helped develop the innovation capability today, which really is a cornerstone of who we are. And it really enables us to take mature markets that are not very sophisticated and create separation from our competitors. And if you walk through the backroom, you'd see some of that innovation at work.

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So in 2011 we formed our Clark Dietrich joint venture. That was sort of on the backs of the financial crisis when commercial construction was in a tough spot. We merged that business. Dietrich was a market leader that was a wholly owned business of Worthington. Clark Western was a market leader. We merged those two companies, consolidated the footprint and created the business that it is today, which is the market leader in metal framing today. And you'll see their financial performance has started to reflect that.

A few other milestones along the way. You see, we continued to acquire several important brands. And importantly in 2021 we re-segmented the business. So this part of Worthington Enterprises used to be a segment referred to as pressure cylinders because we make 85 million pressure cylinders every year. But we wanted to do two things. One was realign with markets that we serve and also help investors understand those markets better. But also develop the opportunity for our business leaders to have broader strategies so that they could grow faster and into more places other than just a pressure vessel. And you've seen that with some of the products that we've moved into in more recent years. So it's a very cool business today. It's very profitable, but also has amazing growth prospects.

So the next few slides are really more just pictures that sort of showcase where our products are in and around the economy. The first here, consumer products. This is a market leading portfolio of innovative consumer products. There's actually 10 brands that we own and sell in the consumer product space in tools, outdoor living and celebrations. Some of these brands you probably recognize.

Our building products portfolio is market leading commercial and residential building products for heating and cooling, water systems, metal framing and acoustical ceilings. And then sustainable energy solutions is on board fueling, distribution and storage systems enabling the energy transition with compressed natural gas and hydrogen products and systems.

So why do we win in the marketplace and why do we think this is a very compelling investment opportunity for all of you to consider? It starts with a market leading portfolio of brands with high barriers to entry. We have strong underlying secular trends in those markets. And I think most importantly, the business model drives high free cash flow and strong returns. And you'll see that when we get into the numbers a little bit later. We have as our foundation, the Worthington Business System, which starts with our philosophy at its core, which creates our winning culture, which is a unique competitive advantage. We'll talk a little bit more about that. But it also includes our transformation playbook, our innovation capability, and our M&A capability.

Finally, our balance sheet, low leverage and ample liquidity. This is the way we have always run this company and it's served us very well, enabling us to fund our growth at all times throughout all economic cycles and to take advantage of opportunities when others cannot.

I mentioned this earlier, these are our leading brands and businesses. 80% plus of our adjusted EBITDA comes from brands where we are the market leader in the marketplace. So that's a great base from which to start and really grow our business. And I mentioned high barriers to entry. We have a high margin asset light business model mindset that generates very strong cashflow and returns. But we believe there is an economic moat around our businesses and you see some of those characteristics here. The first is highly engineered solutions that meet rigorous specifications. Oftentimes these products are specked by architects in construction situations and we operate in highly regulated markets which create barriers for folks.

Second is we deliver exceptional quality service and supply chain solutions. You can talk to our customers, this is a hallmark of who we are across all of our businesses. We have robust industry knowledge, we've been in these businesses for a long time and we have specialized technical expertise that others don't. Oftentimes we are out front sort of leading regulation and developing regulation in these markets. Fourth I mentioned earlier, we're driving innovation into mature markets. Sometimes

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this sounds terrible, but I like saying it. For better or for worse, a lot of the markets we operate in are not that sophisticated. And so when we bring innovation into those spaces, it creates separation, it creates value for our customers. It enables us to charge more for our products because of that. And you're starting to see more and more of that in our business. And honestly, we're not a technology company yet, but I think down the road we're going to start to talk about ourselves as more and more of a technology company, which is super exciting.

And then finally, we have manufacturing at scale that many times a lot of our competitors are family owned, smaller businesses where we can develop efficiencies through automation in these niche markets because we are larger and have a better balance sheet.

I mentioned some of the secular trends. Here are four that we think are major influences on our business that will continue to benefit us for years to come. Government stimulus and support, obviously focus on the environment, the population shift which has accelerated in recent years because of COVID as well as re-shoring and near-shoring that is creating significant investment in the US. We are primarily a domestic designer and manufacturer of products. We do have some operations in Europe, but the lion's share of our revenues are domestic and so we will benefit from a lot of these trends that are happening here in the US and some of the trends that are happening particularly in Europe around some of the sustainable aspects of investing.

Okay, here you see the first snapshot of our earnings. We believe this business model drives strong returns and strong free cash flow, which you're going to see in a second. Over the last several years, 16% compounded net sales, 20% compounded annual growth on our adjusted EBITDA, so very attractive performance. One thing just to note so people are aware is we have a May fiscal year end. So these numbers are as of May, which makes it sometimes a little more confusing than having a calendar year end.

$1.4 billion of sales, 21% adjusted EBITDA margin and perhaps most important 85% free cashflow conversion. With that being said, we think this is a great business, but we are not satisfied. We have aspirations to do better than that. Our long-term targets you can see on the right. Six to 8% sales CAGR, 24% adjusted EBITDA margin and maintaining or potentially improving that 85 to 90% free cashflow conversion. If we can deliver on these goals, we think this makes us a top decile business that is worthy of a double digit multiple, a best in class performer.

All right. I want to talk a little bit about the Worthington Business System because this is really the engine that helps drive our success. It starts at the core with our philosophy. This was a set of principles that was penned by our founder in the early '70s. It was the way he was already running the business. But I can tell you when I showed up here 15 years ago, I was stunned how on day one you get indoctrinated into the philosophy and how frequently when you're sitting in meetings we reference the philosophy. Are we following these set of principles? Are we doing the right thing?

It starts with we're in business to make money for shareholders. That's the good news. We believe you make profits, it starts there and then you can do lots of good with those profits. It also says we're a Golden Rule company. We take care of our and we believe employees are our most important asset. But it goes through a series of things that talks about our customers, our suppliers, being involved in the community and it's a great way to run a business. It has withstood the test of time and it's a great foundation.

The next three rings are our transformation, our innovation, and our M&A capability. I've talked about those in the past and I'll go through a little bit more detail. And then on the outer rings, our enablers. Technology, we're using more and more technology in everything we do. You're seeing it in our products. We are putting technology in our plants where we're putting sensors on machines and throwing data up to the cloud so that we can improve our value streams and make them more efficient.

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And then finally, sustainability. Sustainability really has two prongs inside of Worthington. It's about of course doing the right thing for the environment, but it's also part of our business strategy. We have products that are playing a role in enabling the transition to a lower carbon economy and so we believe that will benefit us as we go forward. And then finally, I mentioned earlier we are disciplined stewards of capital. We want to earn exceptional returns for our shareholders and that's always been the goal for Worthington.

A slide on innovation. This gives you a little bit deeper dive. And the guys that are going to come up and talk about the specific business unit strategies, you'll see innovation whickered through all of our businesses. But it's about building the core, expanding the core and then also disrupting the core. I mean we're trying to come up with products that can disrupt our existing products so that we can again create that separation. Innovation does two things. I think most people think of innovation as an opportunity to generate new sales on new products. I also think, and we think as a team that it's a way to enhance our margins. When you deliver value to customers, you can charge more for it. And so innovation is a way to absolutely do that.

I talked about our philosophy. This gives you some insight into several aspects of our philosophy. And we've won several awards recently for ESG. And ESG is a comprehensive, as you would all know program, not just around the environment. But we've won those awards not because we decided we wanted to be a good ESG company. We've won those awards because our philosophy has guided us to doing the right thing over decades. And so we were already doing most of these things and I think now we're just getting recognized for it. But we have a culture of engagement for our employees, but we also believe in profit sharing and incentives. We believe that everybody at Worthington should participate in our success and that was an innovation of Mr. Mack decades ago and something that we're committed to to this day which helps keep our workforce engaged. When we develop strategies and want to go, they go because they know they participate in the success of that.

We've always had a focus on health and safety. We have industry leading safety metrics. It is core to what we do. Just as an example, riding over here yesterday from the airport, the president of the steel company was on a call reviewing some minor safety incidents. That's how serious we take this.

We focus on our communities. We believe in giving back both with our time. We allow employees to go volunteer and encourage it, but we also give back financially to the communities that we participate in. And also importantly, we believe in a diverse and inclusive workforce. This is not something that's new to Worthington. We have some new initiatives around that more recently, but it is part of who we are. We believe in diversity of thought, diversity of experience and background. And the team that you're going to see today is a reflection of that. It's a combination of homegrown individuals but also folks that have come from the outside with different perspectives.

I mentioned our unique and I think very attractive balance sheet. We're going to launch this company with debt to adjusted EBITDA of one times. Net debt will likely be less than that. We are very committed to maintaining an investment grade credit rating. And if you go through and look at the credit metrics of this company, they are almost all A rated or better. And then finally, we're going to have significant liquidity when we close the transaction to take advantage of the strategies that you're going to see today.

Okay, I'm going to introduce the building product segment and then we're going to have the team that runs those businesses come up and talk in great detail about them. This is our largest and most profitable segment.

There's three aspects to this business that we think are really unique, well three components to this business. WAVE, which is a 50/50 JV with Armstrong. Clark Dietrich, which is a 75/25 joint venture with

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Marubeni-Itochu. And the Worthington Enterprises business that we have built from the ground up in heating, cooling, cooking, well water and insulation. And so each of those will be covered here today.

So why do we win in these markets? The first, it starts with market leadership. I mentioned earlier we are leaders in all of these businesses. We have highly engineered and innovative products. Many of these products are either specified by architects or they have rigorous code requirements that enable us with our quality and service and delivery to set ourselves apart. Quality, service and scale is a differentiator for us. We have the ability to do things our competitors don't. We can run complex programs. We can deliver in short lead times when many of our competitors cannot do that. We are a large player with unique capabilities oftentimes in niche markets. And all of this serves to create meaningful barriers to entry and perhaps most important, strong cash flow.

So this is the financials of this segment, $570 million in sales, a 38% adjusted EBITA margin and $216 million of adjusted EBITDA. A very powerful earnings stream for us.

So we'll talk about each of these segments in more detail as we kind of walk through here. I'm going to introduce two people. They're not going to come up the same time, but I'm going to start with Jimmy Bowes who's going to speak second. But Jimmy came to us almost 15 years ago, shortly after I joined the company. And he joined in a corporate finance role at our corporate office and has done many things to earn the right to be the successful leader that he is today. He worked in M&A. He has worked in our transformation group, helping learn how to improve businesses. He ran the integration for Amtrol, a business we bought back in I think 2017 and spent time in Portugal at the large facility there. And for the last five years he's been an operator in our building products group. And you're going to get a sense from him. He's got a lot of energy, a lot of passion, and he is doing great things for us and will continue in the future.

The next person you're going to hear from is Doug Cadle. And Doug is WAVE. So Doug has been at WAVE 18 years. He came from Armstrong. And one of the things you're going to learn about our joint ventures is we populate those joint ventures with folks from the parents who go in, learn, grow, and then go back to the parents in many cases. Doug came from Armstrong and never left. He was in a commercial role for years and has been the president of that business for the last three years. And he is a key architect of the success that WAVE has had of the last decade and a half. A lot of what you're going to hear about why WAVE is successful, he was very much responsible for over the years. So happy to introduce Mr. Cadle.

Doug Cadle:

Thank you, sir. Great. Thank you Andy. Good morning everyone. I have the great privilege of being able to represent WAVE and it's an entire organization and with the success that we've had over the years. I'm going to talk to you about WAVE today and share what went into those successes.

WAVE is the Worthington Armstrong Venture and it is the market leader in ceiling suspension systems and integrated solutions for interior ceilings. And we've done pretty well. I think Andy mentioned that our first year we made just over a million dollars and we're far from that. And I've got to enjoy the ride, the journey. Today, historically we have earned every year increased sales and increased earnings, and we do it with pretty good margins, greater than 40% margins. And our return on capital is over 100%. And our free cash flow is about 95%. When you do that, you have the opportunity to pay back dividends to your parent companies that are very handsome, but you also earn the opportunity to continue to invest in a business.

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And so at WAVE, there's other uniqueness’s to WAVE other than the financial success. It's a 50/50 joint venture, you don't have too many of those around, and it's lasted for 30 years. And that's really a tribute on how the parent companies work together.

We've been able to leverage. We've been able to lean on. We've been able to take advantage of Armstrong World Industries. They have a strong brand in the industry. Their presence in the architectural community is outstanding for us when it comes to specifications. The distribution network that Armstrong's associated is extremely strong. So we are able to take advantage of those things.

On the Worthington side, we've leveraged, taken advantage of the metals sourcing of products. We've been able to take advantage of material supply chain. And thank you. And also business processes mostly on the operation side. I shouldn't say this, but sometimes I describe WAVE as a bipolar company. Because on the front end it's Worthington, Worthington, Worthington. And when that product goes into a box, the box says Armstrong and then it turns into an Armstrong product. The key to the whole thing is how incredibly productive, profitable the two companies work together to make the joint venture successful.

So that's really been the reason why WAVE has succeeded so greatly in the past. And that's sort of how it was created and where we've come from and what we've been able to accomplish up to this point. But what I really want to talk about moving forward is why we win now and why winning now is going to position us for future growth, a bright future.

Our customer-centric culture at WAVE is visible in everything we do. We are relentless about staying close to customers. I mentioned Armstrong being very close with architects. At WAVE, our role, our position responsibility is to win over contractors. And staying close to contractors, you understand where their pain points are, where their challenges are, and you're able to address those through innovation of material, time, labor saving systems. That puts them in a position of being able to be more profitable. And when you do that, we become more valuable suppliers to them and preferred suppliers.

We can do that. The innovation that we bring, we go to market with an unchallenged speed to market with innovation. And I'm going to show you some of those later. But the innovation, the speed to market, it sets us up for the best customer experience that our customers can deal with with their suppliers. I can tell you stories about supply chain issues the last couple of years, hyperinflation last couple of years. And because we work closely with customers on making sure that the quality of the product, and it's a shout out to our manufacturing folks, our claims on product quality is less than two tenths of 1%.

Our on on-time delivery during supply chain issues, we were averaging less than 20 missed item promises. That's items, that's line items. Less than 20 a month during times when our distribution network would open up their trucks from other suppliers and half their order was there. That reliability, that credibility has earned us the right for some pretty good premium pricing.

So what really I want to boil down to is that speed, innovation and the best customer experience is what we focus on strategically. And that's really why we win. And all three of those phases, we have competitive advantages that allow us to continue to grow our business, grow earnings, earn a premium price, and get the returns that we do.

When it comes to products, products and services, there's three or four key things that are differentiators for us. First is our construction expertise. And we have a force and they're employed by WAVE as really subject matter experts when it comes to construction, to reinforce Armstrong's selling efforts to the contractor base. These are well experienced contractors, well experienced carpenters, in many cases, members of the Carpenter's Union. So their credibility when they go on a job site to reinforce the installation capabilities and be able to reinforce the efficiencies that contractors get with

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our products, when the quality of labor, the cost of labor, and the quality of the installations, and also the construction schedules being so tight today, having those kinds of resources helps out tremendously to earn somebody's business.

Technology, as far as entanglement with customers, we have software for takeoffs. We have software for shop drawings for construction sites, and where parts go and how they coordinate. It all takes out the risk of labor in construction. As a supplier, if you can do that, you're putting yourself in a very good position to get more business and to continue to grow. Those partnerships that we have with contractors by using technology on the takeoff side, right through project management and installation, it gets us deeper and wider with the contractor community. And that entanglement, is very difficult for competition to duplicate that kind of thing. So we take advantage of it. With those type of things, guess what? You earn a premium price in the marketplace, which gets eventually the earnings.

The opportunities we have with very specific segments of construction and being able to advance designs of pre-engineered solutions is going to continue to put us in a position to grow this business. I'm going to talk about data centers. If anybody's involved with construction understands that data centers is growing at an unprecedented rate in this country, around the world, quite frankly. We're positioned very, very well. We started down this path about a decade ago with some limited products, but we're continuing to innovate. What we can do for the construction of data centers is exactly what we've done in offices, and schools, and hospitals. We've put systems together that are just better for contractors to work with.

We're easier to do business with when it comes to systems for specific segments. This data center and life science segments are the real growth businesses in ceilings that are suspended. The other thing that really we have addressed and have a competitive advantage with is with HealthySpaces. That's an initiative that we're coordinating with Armstrong's emphasis with HealthySpaces. We have taken a niche of that and that is bringing functionality to a ceiling with air purification. We're starting to build out a portfolio. We're developing a new channel of distribution. This is going to put us in a position for a whole new reason for somebody to use our products across our entire portfolio. So we're excited about that.

Next slide, please. This is about why we've earned the trust and what it does for us. That's the financial part of this thing. WAVE, we've talked about this, has generated consistent sales revenue and also earnings. I've talked a little bit about why that has been done. Historically, our business is about 65% renovation, 35% new construction. That positions us very, very well. During COVID, and quite frankly, interest rates rising, there's been a disruption in some newer projects being started. So because we are involved and have been involved in the renovation process, it's put us in a very good position, while that segment of construction is going to be increasing for the next several years.

There's a lot of commercial real estate out there that people are concerned about, being competitive and we're right there where we need to be to help them renovate space. So that's exciting. [inaudible 01:38:38] We talked about the earnings of 40% and that wasn't always the case, okay? We got there because we've earned it. It's the things that we won to earn that 40%, the playbook for new segments that are going to have us continue to grow. So we're very proud, quite frankly, of where we've come from and financially, I think what's going to put us in a position to continue to thrive and be better contributors to both parent companies. And because it's for both parent companies, it's going to be very productive for WAVE and in this particular case to date, it's going to be very productive for the success of Worthington Enterprises.

Pretty good overview of a successful business. The translation is that we've had a playbook. We've been very successful, and that we're going to lean on that playbook to continue this type of growth. And we

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have those segments that provide those kinds of opportunities and a business system that will allow us to execute and execute at the same type of levels that we have in the past.

With that, it doesn't stop there, and I'm going to pass the baton over to Jimmy Bowes. Jimmy is involved with other aspects of building products that I think will add a lot to Worthington Enterprises and I'll pass it over to Jimmy. Thank you.

Jimmy Bowes:

Okay. Thank you, Doug. WAVE is an outstanding business and you've done a phenomenal job of leading it. Results are very inspiring. So as Doug mentioned, my name is Jimmy Bowes. I'm excited to tell you the story of our Legacy Pressure Cylinders Business Unit, as it's what's now becoming Worthington Enterprises. And I believe this has a phenomenal, compelling growth story. This business, as Andy mentioned, was established in 1971. It was further bolstered by our acquisition of AMTROL in 2017 and today we are a global market leader in pressure containment solutions. Our products have a strong install base of homes that are used by homeowners and technicians every day throughout North America and Europe for the essential needs of heating, cooking, cooling, and drinking water. One of the competitive advantages that we have in this business, again, Andy mentioned this earlier, we have decades long industry-leading partnerships with our customers and suppliers, many of which are multi-generational family-owned businesses. These trusted relationships are a competitive advantage for us as they've allowed us significant new product development opportunities that you'll hear me discuss in a few slides. But the reason I'm most excited about this business is because we've been a market leader in these spaces for decades. However, only recently have we fully rolled out our Worthington Business System and truly transformed this business.

When Andy shared earlier that the Worthington Business System accelerates our growth and profitability, what we've done with this business is an example of its impact. Leveraging the Worthington Business System to better serve our customers is why we win. As you can see, we've more than doubled our profits organically while playing in the mature markets that I discussed on a previous slide. We've done this as a result of implementing our transformation and innovation playbooks. We completely changed the way that we do our business through the investments we've made and our people, our processes, and our capabilities. These investments are highlighted above with the key rules that we've added across analytics, research and development, and product management.

I'd also like to point out that we've achieved these results in spite of the significant customer bull whip demand that we experienced throughout the pandemic and significant customer destocking that we experienced over the trailing 12 months. Our team is ready to capitalize on our end markets as soon as they stabilize. Speaking of our team, I'd like to thank our more than 2,000 employees across North America and Europe, all the folks in our corporate office and at our manufacturing facilities, for their hard work and dedication for achieving these phenomenal results. I'd now like to share with you three examples to further support why I believe this business has a compelling growth story around the investments we're making in building our core, expanding our core and disrupting our core. Here's a powerful example, and I mentioned some of this to you earlier. This is a powerful example of our transformation in action. Although this example covers just one product line, the results of this led to the significant profit growth that I explained on a previous slide. Again, this is just one product line example. In this product line, historically, we simply made the products that our customers asked us to make. We were very reactionary and we didn't really know if we were winning or if we were losing. We knew we had a market leadership position, but we didn't understand our end market drivers that well. We wanted to solve this.

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And as I mentioned on our previous slide, we made the significant investments in product management and analytics. And we made those investments, we dug deep into these end markets and we saw opportunities for potential growth due to changes in consumer behavior. The reality is we just started getting proactive and we started playing to win. Once we identified these opportunities, we challenged our operations team. They used our lean transformation playbooks and they delivered. You can see the phenomenal results that they delivered, a 30% increase in production per shift and 45% increase in annual capacity of this one product. With this increased capacity, we served our customers better in this end market and our commercial team executed and we gained market share. You can see it's led to more than doubling of our sales.

Another example as to why I believe we are poised for continued growth is around the problems we are solving for our customers using technology-enabled solutions. We use the decades-long, trusted relationships that we have with our customers to gain insights into their wants and needs. We use the decades-long, trusted relationships that we have with our suppliers and industry partners to work with us on delivering these proprietary solutions. Here I'm highlighting three major challenges that the propane industry experiences. One, for a propane customer, how much fuel is in my cylinder? Two, for a propane distributor, how can I optimize my propane delivery route? And three, also for the propane distributor, where are the cylinders in my fleet? I've noted two solutions to these problems that we've recently introduced. The first being the NEXI that we've launched in Europe, and the second being the SMARTLID that we launched in the US, both of which are outstanding, technology-enabled products that we believe set us up for future growth. Our team thrives off of solving customer challenges and it's allowing us to become more than just a cylinder supplier. We're very close to solving a number of our customer challenges that we'll be excited to share with you as they progress towards launch.

Lastly for me, I wanted to highlight a market we've yet to discuss. In my opening, I mentioned that our end markets were heating, cooking, cooling, and drinking water. However, we've recently increased our focus within the spray foam insulation and adhesive markets. This is another example of where we were playing to play versus playing to win. We've offered a product to this market for over a decade. However, only recently did we truly understand the end market use and it's related market drivers. Since we began to invest resources in this space, we've seen our sales 4x and our customer base double. This product is becoming more popular for contractors versus the use of smaller aerosol spray cans or totes and drums. This cylinder gives contractors the power to spray chemicals with speed and efficiency. This is reiterated by the fact that you're now starting to see this product at major home improvement stores. Even better, following the same process that I described earlier, we developed strong trust and relationships with the folks in this space and we were able to gain their key insights into their biggest challenges. Great thing for us was one of their biggest challenges was they could not use our product in certain end markets where a water-based chemical solution was needed. An example of this is in adhesives. Many states and cities across the United States have started to restrict the allowable amounts of VOCs used in a wide variety of building products, including adhesives, thus causing our customers to move from a solvent-based to a water-based adhesive.

Our cylinders are made of steel so water naturally causes it to corrode, thus damaging the product inside the cylinder, leaving the speed and efficiency that our cylinder provides useless in these end markets. Our team took this as a challenge. We leveraged the expertise we had in our water business and with the new research and development capabilities that we've invested in, and we were able to come up with a solution that we've recently launched called the Power Core. Worthington's innovative Power Core cylinder enables our customers' path to sustainability by providing a purpose-built, corrosion-resistant container to safely store and transport water-based chemicals.

This is extremely exciting for us as this product opens us up to a wider use of water-based chemicals, giving us access to several new, exciting end markets, as you can see here. That's it for me. Thank you

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for letting me tell the story of our Legacy Pressure Cylinders Business Unit. I'll now hand it back over to Andy, highlight another one of our great venture partners, ClarkDietrich. Thank you.

Andy Rose:

I was so excited about Jimmy's presentation, I forgot I was up next. Thanks, Jimmy. Nice job showcasing the accomplishments of the business and where we're headed there. So I'm going to do a little bit of a deeper dive on ClarkDietrich here for a couple of minutes. I mentioned earlier this is a 25% owned joint venture formed in 2011 between two market leaders, Dietrich Metal Framing and ClarkWestern. You might think that because we're a 25% partner that we're passive and not active in the business, but that is absolutely not the case. We are very active. In fact, the leadership team of this business, Jim Collins, Greg Ralph, Brian Panuccio, are actually former Dietrich employees and we also play a very active role at the board level influencing how this business operates and their effective strategies.

So we are involved. We have a voice, a strong voice at the table. I want to give you a little bit of just color on the history. The more recent history is five years ago we had a leadership change in the business and we were very active in helping lead the conversation with our joint venture partner, Marubeni-Itochu, on who that should be. It ended up being Jim Collins, a former Dietrich executive, and really, this helped start the realignment of that business. What really has changed over the last five years is their focus on no longer being the market leader and market share, but focusing on margin and getting paid for what they can deliver to the marketplace, which includes the broadest product offering in the market.

It includes service levels that are unsurpassed. They can deliver massive amounts of their product to job sites in less than 24 hours. There has been distributor consolidation over the last several years, and that has enabled them to also go to distributors where the distributors no longer want to deal with small mom and pops. They want to deal with national players who can deliver on the promise of quality, service and delivery. So this business is equipped to deal and manage with complex programs that others are not.

And I think when you look at the step change in performance, that is a reflection of this business starting to be valued based on what they can do in the marketplace. COVID obviously played a role there as well. They can get steel. They're one of the large buyer of steel. They can get steel when other players cannot get steel. So all of these factors have really played a role in creating what we think is a new normal here for this business.

The next slide here really just gives you a sense of the breadth and depth of this company. They're a national player, the only national player. They have a lot of engineers on staff. They deliver to projects in a number of markets, hospitality, education, stadiums, commercial, health. They have a ton of steel in the Freedom Tower, just as an example here. They're a very large player in the New York City area. So it's a very large and successful business.

And perhaps most importantly, and this slide is really, I think, attempting to address the joint ventures, which includes WAVE as well as Clark Dietrich. But these businesses are extremely predictable cashflow machines. They not only deliver strong financial results, but those results convert to almost a hundred percent cash in terms of the cash conversion of these businesses. It's very predictable too. There are a few lumpy sections in here, but for the most part it is very predictable, the cash that gets delivered to these businesses or to the parents from these businesses.

So maybe just to wrap up here quickly on the building product segment, which I started with by saying it is the largest and most profitable segment, hopefully, you have gotten a sense that these are

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market-leading businesses with opportunities to continue separating themselves from their competitors, consistent, strong cashflow generation, and lots of opportunities for growth.

All right, with that, I am going to now introduce Steve Caravati. Steve has been with Worthington 18 years. He has been the president and GM of Consumer Products for the last four. When I went through my history lesson, you can see that over time we've built up a portfolio of consumer products. But that has really changed dramatically under Steve's leadership. He is the architect of building a portfolio of brands and leveraging those brands with our customers. And really taking a business that was an amalgamation of products and creating a very cohesive strategy that is enabled by our innovation capability, which is becoming exceptional very quickly and really going to help us succeed in the future. So with that, I'll pass it over to Steve and let him tell you about consumer products.

Steve Caravati:

Thank you, Andy, and good morning everyone. I'm excited to talk to you today about our consumer products business, where our mission is to empower every day and everywhere. Empower our customers, our employees, and our consumers to create and conquer the job at hand every day. Not a day goes by where one of our products isn't being used or being purchased and everywhere speaks to our multi-channel sales approach. So why do we win? Our business has a strong, recognizable portfolio of brands with market-leading positions and channel strength that enable deep understanding of the markets we play in. The specialized, highly-engineered nature of our products allows us to drive strong pricing dynamics and market share penetration.

Our innovation team will continue to leverage our voice of customer research to launch new and exciting products to our consumers while helping identify new trends that could help accelerate our M&A initiatives. The experienced team we built over the years will continue to position us well for long-term, sustainable growth. We've entered a new era within our brand portfolio, building on our core competencies, expanding our capabilities, and driving consistently into our new future. We operate in high-growth categories today in tools, outdoor living and celebrations. What excites us about these categories is that they're powered by tailwinds that will continue to deliver incremental growth over time.

But it's not enough to just play in these strong categories with secular tailwinds. Knowing how to operate with leading brands and to become a best-in-class partner to our customer and our consumers is key. In the last 12 months, our business recorded $647 million in sales generating $89 million of adjusted EBITDA and 14% adjusted margins. And while we've seen some demand moderation from the COVID peak due to the experience economy, customer destocking and unfavorable weather this summer, we've taken this opportunity to lean in with our channel partners, receiving some recent market share gains in adjacent categories that we expect to ship in calendar year '24.

We've also reoriented our new product development team to focus on speed to market, leveraging our direct-to-consumer platform that we inherited from the LEVEL5 acquisition. While many of our brands are market leading brands in their respective spaces, we're excited for the new opportunities to build our brand equity and continue to optimize what we do best in applying the Worthington Business System. Through acquisitions, we've been able to build a portfolio of fantastic brands and tools and outdoor living while continuing to grow our legacy Balloon Time brand. Across our portfolio of brands, we have over 100 products and a variety of configurations that cater to a wide range of end users.

From the pro who depends on our product to make a living to the proud parent who wants to ensure their child has the perfect celebration, our product portfolio sets the standard for tools, outdoor living and celebrations. As it relates to our end markets, our tools platform is tethered to repair and remodel, offering products for a broad range of end users ranging from professionals to DIYers. Despite near-term

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pressure on the repair and remodel markets, there are some key primary drivers ensuring structural tailwinds will remain in place long-term. First is the chronic home shortage as a result from the underbuild during the Great Recession.

We have an aging housing stock where the average age of an occupied home is roughly 40 years, increasing home equity combined with increased usage of the house along with disaster impacts from weather. All of these tailwinds encourage reinvestment back into the homes. Our outdoor living platform continues to benefit from record participation and increasing awareness and support for outdoor activities. There continues to be investments made in year-round spaces, and a growing emphasis on health and wellness contributes as the time outdoors is increasingly linked to improved physical and mental wellbeing. The end markets we participate in and serve are robust, where consumer interest and emotional investment are high. We are positioned well to capitalize on these long-term tailwinds.

Our balanced omni-channel approach provides broad and deeply trusted channel relationships that we want to continue to build upon. Our Big Box retailers are strong, where millions of consumers engage with these companies every day. They give us the ability to facilitate our growth and expand to adjacent markets and categories. In specialty retail, we have a diverse set of channels that serve customers and consumers alike with highly-skilled and specialized knowledge of our products and service capabilities. We've got a broad customer base and plan to invest further in our channel development, such as further expanding our direct-to-consumer model where we can better manage the end-to-end consumer experience.

We continue to be very focused in how we leverage and deploy the Worthington Business System as we implement initiative to optimize our supply chain strength, channel distribution, and maximize profitability. As I mentioned previously, we plan to invest further in our direct-to-consumer capabilities. Right now we have e-commerce present through our retailer's respective online platforms as well as direct-to-consumer with our LEVEL5 and General brands. We want to expand our omni-channel presence for the other brands in our portfolio. Near term, we'll be focused on the PACTOOL and Garden Weasel brands with further expansion into our legacy brands, taking the playbook from the LEVEL5 acquisition and deploying it across our portfolio. This initiative will help further expand our ecosystem, enhance connectivity and intimacy with our consumers, and will allow us to test and launch new products at a much more rapid pace. Now, as this initiative scales, we expect to significantly expand margins and enhance profitability. Our most recent acquisitions allowed us to build our platforms that drive the scale, reach, and cash flows of the business. Most recently, our Mag-Torch acquisition allowed us to take an already well-established brand in the market and consolidate it under our umbrella, providing increased purchasing power and brand diversification for the channels that we serve while expanding margins and further increasing our moat.

The General Tool acquisition provided an asset light business model with a strong sourcing team in Asia to help accelerate innovation and improve margins while furthering our customer relationships and exposure within a repair and remodel sector. Additionally, it provided us access into the attractive lawn and garden market as well. Finally, our LEVEL5 acquisition gave us a marketship position, leadership position in direct-to-consumer drywall tools, providing another asset light business and giving us a platform to expand our D2C capabilities. These products also provide opportunity to naturally expand into new and attractive end markets such as concrete, masonry and paint. These acquisitions not only furthered our exposure into attractive end markets, but also brought about tremendous talent as well, further bolstering our expertise. We're going to continue to reorient our portfolio towards high-growth segments, deploying the Worthington Business System to drive enhanced profitability. We put together a world-class, new product development team who is constantly evaluating white space opportunities. The framework used to evaluate new products is rigorous and we leverage a stage-gate process to

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thoroughly vet each new idea. Ideas come from a variety of sources. They come from our customers, they even come from our employees internally, but we are consumer obsessed, so the majority of our ideas come from white space opportunities that our consumers tell us to go out and get. We consistently assess how we can leverage technology, data-driven analytics, and sustainability into product design to address unmet consumer needs that we know they will pay for. We then bring these concepts to life in a form of prototypes and eventually a new product.

Timelines to market vary by product. We talked about building the core, expanding the core, and disrupting the core. For the consumer business, typically building the core products will ship within six to 12 months from ideation, expand the cores 12 to 24 months, and disrupting the cores typically 24 to 36 months. Now, as we align our new product development team with our direct to consumer initiative, we expect more products to be launched in the six to 12-month timeframe as we capitalize on our asset-light business model and speed to market. Today we have over 40 new concepts in various stage-gate reviews with new products currently representing roughly 5% of our total sales, and we expect that to grow.

We talked about transformation and this is a great example of how leveraging the Worthington business system was able to help solve a pain point centered around uncontrolled and uneven supply and demand patterns from one of our suppliers. Now, this ultimately resulted in working capital being tied up in excess inventory. We deployed cross-functional teams into the facilities and utilizing the transformation playbook with lean principles, created flow and pull rather than traditional material handling methodology. This event took place over the past three months and the results showed just the power of transformation as we were able to decrease steel inventory by 53%, improved our working capital by $500,000, and now have more predictable and controlled ordering and shipping patterns.

We are very excited about the consumer products business. There's a clear runway to deliver top line margin and earnings growth by leveraging the Worthington business system. Our end market exposure, coupled with our rigorous new product development process, blue chip customer base, expansion of our direct-to-consumer capabilities, and our consumer obsession will drive long-term growth for Worthington Enterprises. This is the consumer products business where we empower every day everywhere.

Now I'd like to introduce to you a 24-year veteran to Worthington Industries, Timo Snoeren. Timo has held various leaderships throughout Worthington Industries over the last 24 years, most notably in consumer products, building products, as well as a vice president of the EMEA markets for our WAVE joint venture. Now, he serves as our vice president for our Sustainable Energy Solutions platform. Ladies and gentlemen, Timo Snoeren.

Timo Snoeren:

Good morning, everybody. Obviously, very excited to be here today to talk about Sustainable Energy Solutions on my very first investor conference. Thank you very much, Steve, for the introduction. Before I start with my presentation, I would like to do just a quick market backdrop because Sustainable Energy Solutions is very much about a transformation, a transition. We've been making steel high pressure cylinders in Austria for almost 200 years.

Sustainable Energy Solutions is an exciting new growth platform as we transition from this legacy steel high pressure cylinder business into what we believe is the future in composite and lightweight hydrogen and CNG fuel systems. We're currently aligning our cost structure with demand in this legacy

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steel high pressure cylinder market. Why we leverage the investments that we've made, making us one of the key global players facilitating this global transition to a zero and low emission transportation. Wanted to get that out there before I start my presentation.

SES offers onboard fueling systems and services, as well as gas containment solutions for the transport, storage, and distribution of industrial gases. Our portfolio supports the growing hydrogen ecosystem and adjacent lower carbon energies like compressed natural gas. We've got three locations in Europe right now, Poland, Austria, and Germany.

In Austria and Poland, we make our cylinders, our systems, and our gas container business. In Germany, at our location company called PTEC, which we acquired a few years ago, we make our hydrogen and CNG valves and components really giving us the opportunity to build the complete fuel system and offering to our customers a plug and play solution, mainly to the truck and bus OEMs in Europe, but also other segments like off-road trains or even refuse trucks. We are one of only five global players that have the capabilities to create and supply these solutions. As I mentioned, almost 200 years of experience manufacturing high pressure cylinders, it is our goal to become the trusted global partner, providing our system solutions for sustainable power and mobility.

Here's a simplified view of the hydrogen supply chain, the hydrogen economy. It starts with supply and generation of the hydrogen molecule, which is where Worthington Enterprises does not play. Where we do participate in is in the transport and the storage and distribution of hydrogen across attractive end markets using our gas storage, our container, and our fuel system products.

Most of the funding by countries and continents are flown into the supply and generation of hydrogen. A lot of projects also for increasing renewable power and electrolyzer capabilities, which are required to produce the green hydrogen. This in turn is increasing and driving demand for transport and distribution of the green hydrogen once it is produced. Again, that's where SES, Sustainable Energy Solutions, productions are being used. Also, mismatches between supply and demand of renewable power is also driving the demand for finding intermediate storage solutions when turning the excess power into hydrogen, so power to gas. In our end markets, we help our OEM customers basically power their vehicles with sustainable drivetrains using our hydrogen and CNG fuel systems.

As the world is transitioning to sustainable energies, we see a growing role for hydrogen in this transition. More than 680 large scale projects requiring $280 billion of investments have been announced globally by 2030, and that number is actually from 2022. If you look at what's recently been announced, those numbers of projects have gone up to over a thousand, requiring more than $320 billion in investment. Key takeaway from this is the demand for hydrogen is growing. Again, two thirds of those projects are focused on the supply and production of green hydrogen with the effect that the cost of making green hydrogen is dramatically going to decline in the coming decade.

Governments across the globe are adopting hydrogen strategies supported by large funding initiatives such as the IPCEI, which is translated as important projects of common European interest. The IRA, I think well known, the Inflation Reduction Act in the US all focused on financing climate action and sustainability projects. Ultimately, the objective of these projects and funding initiatives is to accelerate the hydrogen economy by providing enough and cost competitive green hydrogen, electrolyzing capacity, renewable energy, refueling infrastructure, but also storage and distribution capacity.

Here are a few exciting recent launches that show a very promising future pipeline: hydrogen transport application. Austria has developed built and supplied the first two containers transporting up to one ton of hydrogen. The initial market demand for container and gas containment is materializing, and we are seeing a very strong pipeline of inquiries and quotations of almost €200 million in Europe. Hydrogen fuel systems, truck and bus are the next two. Compared to electric vehicles, hydrogen fuel systems offer longer range and shorter refueling times. And if you combine that with tightening regulations, these

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factors are pushing demand for hydrogen trucks and buses in this application. We are prototyping with key European OEMs, both on bus and truck, positioning ourselves for a ramp up in the coming years.

We've also developed a solution for stationary hydrogen storage being supplied into the hydrogen refueling segment. This segment is definitely poised for growth, again, driven by solid market drivers embedded in laws and regulations in Europe, pushing not only Europe but also other countries to expand the hydrogen refueling infrastructure. We already received the first orders for this product, which will be supplied early next year.

In the middle you see Sigma, which is our internet of things, our IoT platform, basically connecting all of that. It's in the end phase of market testing and we'll make our products smarter. You heard Steve talk about his... Or sorry, Jimmy talk about his solutions. It's helping our customers know what is my cylinder, where is my cylinder, and how full is my cylinder anywhere in the world. This value proposition is highly sought after by our customers.

The hydrogen economy is an emerging market with emerging technologies, and Worthington really has an opportunity right now to get into this market early, positioning ourselves for decades of sustainable and profitable growth as demand is set to outstrip capacity. Here's how we're positioning ourselves. I'll just mention a few of these points. On the bottom left: reputation. We are developing prototypes with key OEMs across Europe, strengthening our already strong reputation for trust, quality, service, engineering capabilities, getting ourselves really in a pole position to become the supplier of choice once these platforms become serial productions.

Really, our unique value proposition is our system engineering capabilities, allowing us to build the complete fuel system, developing a plug and play solution, a one-stop shop for our suppliers, and supply them to our customers across Europe. On the bottom right, technical know-how, also supply chain excellence. We've put the relevant manufacturing assets in place in Europe across the three locations I mentioned. We're gaining experience, we're gaining know-how on producing these products and this portfolio, and getting ready for the serial productions when they start.

We are protecting our value proposition by continuously expanding our portfolio of patents. Summarizing as a closing comment, Sustainable Energy Solutions is really excited about the emerging hydrogen economy. We've positioned ourselves for the ramp up and we firmly believe that our current and future portfolio will put us in a position to take a leading role in this growing economy. That's it from my side and I have a very important task to announce a break and we should all be back by 10 after 11. Thank you very much.

Andy Rose:

Okay, we're going to jump back in here. I'm going to take just a second here and introduce our next speaker, Joe Hayek, who is our executive VP CFO and Chief Operations Officer. I've known Joe for a long time. I like to jokingly say that people used to say I was a really good CFO until Joe showed up. Now I'm not referred to in that light anyway, but Joe has been at the company for around 10 years. He's done a number of different things prior to joining Worthington. He's a recovering investment banker, but also was head of investor relations and M&A for an IT services business. He also ran a division of that company for a few years. At Worthington, he joined us to run M&A and really took that to the next level for the company. He also ran one of our business units that was inside of pressure cylinders for a couple years. He's got the great combination of financial acumen, operating experience and you'll see from his presentation that he really has elevated our finance function. So Joe, take it over.

Joseph Hayek:

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Thanks everybody and add my good morning. It's not an insignificant ask to spend half a day or a full day away from your office and away from your computer. We very much appreciate you spending time with us and certainly appreciate it if you're going to stay for lunch and then hear more from the steel company. But I'll talk about the path forward and then we'll go through some of the financials of Worthington Enterprises and some of the things that we think that we're going to be able to do.

And so when we think about these two companies, and Andy mentioned this earlier, if you have interest in the steel company, we hope that you do and you stay for that. You will see that it is a one of a kind phenomenal steel processor. Worthington Enterprises, as I think you've heard today from the people who are helping to lead it and about the content of where we are and where we're going. We got a ton to be proud of as a company and we are very proud going all the way back to 1955, but the last five, six years have been fantastic for us. At the same time, we have massive, massive opportunities in front of us and we're very, very excited about all the things that we have to look forward to.

Andy mentioned our long-term targets. They're sitting in front of you, but how do we get there and ultimately how do we drive the growth and the sustained free cashflow conversion that we aspire to do? And our growth strategy is really underpinned by the Worthington business system and that is transformation, innovation and mergers and acquisition. That's a strategy that makes a lot of sense for us given the markets that we play in. Again, we don't really want to be in markets that are $15, $20 billion in size where we're number 15 and market share competing with the likes of GE, Siemens, global behemoths like that. We like markets that are several hundred million dollars where we can achieve pretty good market share because in those markets, innovation, transformation and M&A can really drive success and really sustain our competitive advantage and help us to continue to win.

So I'll go through a few of the things that we talked about earlier in a bit more detail, specifically transformation, innovation and mergers and acquisition. But what is transformation for us? It is lean value stream analysis everywhere. And a value stream analysis I'm sure you guys are familiar with is how do we really do things? Break it down, how can we make it better? We started this journey in 2008. It is pervasive. It is in our DNA. We have shared resources that understand best practices industry-wide and apply those within building products, consumer products and in SES, and you saw some examples of that.

We are trying to reduce waste. We are trying to increase margins. We're trying to reduce working capital. The example that Steve gave you just in getting the right people in a room and having the right conversations, we took a half, sorry, $500,000 out of working capital in one facility. You heard Jimmy talk more about the commercial side of transformation for us, which is how do we evaluate our customers, A, B, C, D? How do we think about the way that we're buying things? How do we think about the way that we're going to market? How best can we really understand what we're doing and it's going to continually save us money.

Now, we're not naive enough to think that prices don't go up over time. Our labor costs will absolutely go up, right? Healthcare costs will absolutely go up. We also know that we're going to have some negative synergies as a result of the spin, right? We have one board of directors right now. There will be two. We have one audit right now. There will be two. There are inherent dyssynergies to what we're doing. We're going to start life as a $1.4 billion company. We intend and will grow. We want to keep our corporate structure very, very flat. Transformation helps us to do that, helps us reduce working capital, which we care a lot about as you've seen. Ultimately, helps make us better and it helps us understand our supply chain, help us understand our customers, and it really dovetails very well with innovation.

And so innovation for us ultimately is about accelerating the speed and the quantity of the NPD that we're doing. You've heard this mentioned by Andy and others. A lot of the markets that we play in are pretty mature. They haven't seen innovation for years as a market leader, it's very important, those

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products you see on the left, that's all driven by voice of customer research. In the last 5, 6, 7 years, we've gotten really, really good at understanding that we don't know everything, right? That we can benefit a great deal from talking to the folks that use our products or that sell our products.

And so in thinking about what we're doing from a voice of customer, some of the innovation that you see, look at WAVE. The way that WAVE is able to get this premium price that they do in a lot of cases is not because their steel or their grid is that much better than everybody else's. We probably think that it is, but the reality of it is they understand their customers and they understand that a customer's biggest cost, if you're doing 10 floors or you're doing a hospital or you're doing anything else, your biggest cost isn't materials, right? Your biggest cost is labor. And so you think about something as simple, no pun intended, as a simple soffit and some of the innovations they've made, they take 50% out of the labor cost of the job that's being done. If I'm a contractor, I'm very willing to pay a little bit more for my material when my overall cost is down by 50% on labor, which is a far bigger cost.

We talk about this asset light mindset. We manufacture most of what we sell today. Over the course of time, does that always need to be true? Not necessarily. Is it often a great idea? Yes. We've embraced thinking about the assets that we deploy to generate the cash flows that we do and we care a lot about that mindset. We absolutely want to grow the sales that we get from new products every single year. It's low, mid single digits right now. As a $1.4 billion company, you should expect that to grow and it will grow.

The final kind of pillar growth strategy wise, we talk about strategic M&A. What are we looking for when we think about acquisitions? We want companies that either have a number one or two or a leading market share or they have the ability capability of getting to that spot. We want these businesses to have higher margins than we do. We want these businesses to be no more asset intensive than we are. We want them to have exposure to the channels that we play in. We want to feel pretty good that we're going to be able to make them better.

You look at some of the acquisitions that we've had, that might be our customer relationships on the retail side, it might be our distributor relationships on the building product side. It could be our transformation playbook, it could be our ability to scale, our ability to provide capital when and where it's needed. These are all things that we can do to make the companies that we partner with or acquire better, but I'll flip that around. One of the things that we love is that the companies that we partner with or that we acquire make us better. We're a $1.4 billion company, and I'll make this number up. If we acquire a $100 million company, we ought to be able to make it better. You as investors ought to expect that we're going to make that company better.

But if that $100 million company can make a $1.4 billion company better, well, that's a force multiplier and that's really what we look for and prize when we're thinking about companies that we're going to acquire. Great example in the last couple of acquisitions that we've made in the consumer product space, Level Five and to a lesser extent GTI, those acquisitions gave us real global supply chain expertise, real outsourced contract manufacturing expertise. Level Five also gave us real chops in the direct to consumer space, those capabilities and that institutional knowledge we can now deploy and leverage in our other businesses making us better. And we love that and that gets us excited every single day.

At the end of the day, we really want to understand why the companies that we are trying to think about acquiring, we want to understand why they win and we want to feel really good that we can continue to help them win, maybe win more in different end markets and with different customers. We do have a very active M&A effort on an outgoing basis as I'll say the same thing Andy did. Colin who heads corporate development is probably the best head of M&A we've ever had. So he's doing a much better job than his predecessor did, let's call it that way, and that predecessor being me.

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Corporate citizenship and sustainability. We've talked a little bit about this. Andy mentioned a lot of these things. These are Worthington Industries figures and stats. ESG has become very popular over the last four or five years. We always thought about it as corporate citizenship. We've been at this for decades. Andy mentioned safety is the most important thing to our company. It'll be the most important thing at Worthington Steel. I know you'll hear that this afternoon. It'll be the most important thing for us. We want everybody, 95% of our folks come to work every day in a manufacturing capacity. If you're not careful and you're not diligent in places like that, you can get hurt. Very important to us that everybody that comes to work in the morning or at night goes home the exact same way that they arrived.

Our safety record's twice as good as most in the industry. We're doing a much better job with diversity, equity, and inclusion. Over half of our hires in the last year and a half or so have been diverse hires. We support our communities, whether it's outreach or giving some of our money back to those communities. And as a consequence, we last year got a couple of awards that we're pretty proud of, specifically Investor Business Daily and Newsweek both listed us as their number one company or one of America's most responsible companies.

This for us, we do, but especially on the sustainability side, it's the right thing to do. It's also a competitive advantage for us. And so when we think about tech-enabled products and we think about all the things that we're doing, sustainability is part of our strategy. It's one of the outer rings along with technology. Those two go hand in hand. I think you'll see us do more of that because we ultimately believe that we can do good and benefit at the same time.

Looking at our financial profile, I hope you agree, pretty compelling. About $1.4 billion in revenue out of the gate. Adjusted EBITDA of a little under $300 million as of August. Those boxes on the left, that, to us, represents the assets that we need to have in place to generate the sales and the earnings that we do. About $550 million if you add up our gross fixed assets and our networking capital numbers. Our free cashflow conversion for that today we're using EBITDA, less CapEx. It's pretty correlated to the more traditional definition of free cashflow that we'll be able to show obviously as a public company independently when we can get those free cashflow statements and those cashflow statements squared away.

But when we think about net sales and EBITDA, you can see 16% and 20% looking at pretty good growth. So what happened? What happened? Is that a COVID bump? Is that what happens? To us, you certainly see some variation as to how consumers are spending their money, whether it's on things or on the experience economy that Steve mentioned. But when things are less than ideal and things are less than certain, people really gravitate towards suppliers that are there. Suppliers that can manage complex programs, suppliers that can be on time with delivery. Suppliers that are legitimately partnering with them, understanding their pain points and making things better for them. Our targets 6%- 8% sales CAGR. Some of that will be organic, some of that will be through M&A and 24% adjusted EBITDA margins. That's a stretch for anybody, but we're absolutely committed to thinking about ways to get there and to get as high as we can possibly go. We've got a number of our businesses that we know can be better and will be better in the near term, and we're really excited about what's possible.

And so you look at the free cashflow, our JVs are very important to us. They're phenomenal businesses and we're very confident that they're going to continue to perform at a very, very high level. But ultimately when we look at this 85% to 90% free cashflow conversion rate as our target, it's 85%, 86% right now. What we are ultimately doing is constantly finding ways to improve, right? You've seen Clark Dietrich learn from being part of our portfolio, learning from WAVE, learning how some of their markets can work. You see within the building product space, Jimmy talked about it, understanding customer pain points. WAVE does the same thing.

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And so a lot of the really learned behaviors that companies go through and institutionalize, we've seen that happen in the last 4, 5, 6 years. And when we are a separate company and our focus is even more lasered in on these things and on making ourselves better, we're really excited. Automation, we absolutely get that labor costs aren't going down. Where does it make the most sense to automate? How do we simplify the corporate structure of the businesses that we're acquiring? Importantly on the bottom there, you look at the data analytics and the decision making that we're able to really leverage now. We invested a long time ago in significant capabilities in analytics and in data. Those capabilities and those bodies are now in large part embedded in our different businesses with constant kind of emphasis on what's out there. We're sharing data with our customers, we're sharing data internally, making each of our teams significantly better.

And so when we think about the comps, we get asked, who are the best comps for Worthington Enterprises? There are a number of companies that we feel like we're very comparable to, whether that's based on the markets that they serve, the customers that they serve, what their financial metrics are, what their growth trajectories are, and ultimately what their futures look like. And so you probably can't see this exceptionally well, but on the top left there, Worthington Enterprise is our logo there, the comps there, our Armstrong, AAON, AO Smith, Chart, Fortune Brands, Lincoln Electric, WD 40, Masco, PGT Innovations, Gibraltar and Stanley Black and Decker.

And so looking at adjusted EBITDA margin, free cash flow conversion, again, lower left there, our networking capital plus fixed assets over sales. Thinking about what those metrics look like. And then debt. We have a very low leverage situation. One times, I'll talk a minute about the balance sheet, but it'll be a half a turn in all likelihood of net debt to EBITDA. This is where we start. And we absolutely feel like over time when you talk about our long-term goals of 6% to 8% and 24% EBITDA margins, we absolutely believe that we have the skillset, the team and the balance sheet to be able to leverage our opportunities and outperform.

When we talk about allocation priorities, for us, from a capital perspective, we're fortunate that we do generate a fair amount of free cashflow. We over the course of time at Worthington, have followed a pretty balanced capital allocation strategy. Over a period of 10 years, you could look back and you could say that CapEx plus M&A was relatively close to dividends and shareholder buybacks. How will we think about capital allocation moving forward? Organic growth? Absolutely. And we will continue to try and grow organically through innovation, through our investments and what we call high returning CapEx investments. CapEx for this business in fiscal 2023 was right around $40 million. In Q1, it was $8.5 million dollars. So run rating a little lower than that. The run rate CapEx business for Worthington Enterprises will we believe be less than $40 million.

That being said, we have a couple of one time facility modernization initiatives that we're undertaking right now. We have significant sustainable competitive advantages. We want those sustainable competitive advantages to get even more concrete. We want them to be set up to be in existence for the next 20 plus years. And so we are going to spend some money on CapEx over the next year and a half to two years. I would say that $40 million or a little less run rate, we'll probably be double that in 2025 and 2024 split unevenly. But those investments which take a little longer to be put to work now than they used to, given supply chain challenges, ought to be going to run through and back to run rate by the end of our fiscal ‘25.

We talked about M&A. We have a great balance sheet and we talked about how we intend to think about opportunities like that. We're not going to spend a billion dollars on an M&A project. We're going to continue to acquire businesses that make us better, that help our margins and decrease our asset intensity. And we will always think about capital returns. Opportunistic share repurchases that we've had in the past will still be an arrow in our quiver. From a dividend side, we expect to pay 16 cents a

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quarter or 64 cents a year out of the gate. I don't want to speak for the steel team, but again, we expect them to pay a dividend that's identical to that out of the gate, which would mirror Worthington Industries dividend today.

Talk a minute about the balance sheet. I heard some conversations specifically to shareholder buybacks. We bought back a lot of shares over the last 10 years. We haven't purchased any shares in the last 15 or 16 months, but I think it's pretty important and something we're pretty proud of to think about what we've done with our balance sheet heading into the spin. If you look at just the comparison from ‘22 to ‘23, our net debt's down by $400 million and our adjusted EBITDA is pretty close, a few percentage points less. So our net debt to adjusted EBITDA has gone from 1.2 times to 0.5 times.

We did pay off our ‘26 bonds in July. Part of the reason that we're doing this is because of the way that the indentures read. All of this debt will stay at Worthington Enterprises. We will stand in the shoes of Worthington Industries, and you can see what the maturity profile is. That $500 million revolver, which is currently undrawn. A couple of weeks ago, we amended and extended that facility. So that will now, when it matures in 2028, you see that $150 million note that is maturing in 2024. The expectation is that Spinco or the steel company will pay a dividend to Worthington Enterprises. We expect that today to be right around $150 million. We'll use the proceeds of that to pay down those ‘24 notes, leaving us with our first term debt maturity in 2029, $700 million in liquidity out of the gate. And again, let's assuming cash balances hover around where we think they'll be right around a half of turn of leverage.

Andy mentioned this. It goes without saying that our credit metrics are A or better. We understand that we're not a $50 billion company, but we are and will remain absolutely committed to having an investment grade credit rating. And I think as you see what we're thinking about, we can fund our growth through the cashflow that we generate. If we see opportunities that are compelling, we have excellent access to capital. And my boss, as he told you, was our former CFO. That was always his mantra. It will remain our mantra, and that is that we will have and be characterized as a company with low leverage and ample liquidity. Again, really bookending the way that we think about our strategy and bookending the way that we intend to grow the company.

So with that, I will turn it back over to Andy for a couple of closing remarks and then we'll kick off some Q&A. Thank you guys.

Andy Rose:

Nice job.

All right, just a couple of quick comments and we will head to Q&A. I want to start just echoing what Jimmy said, and we have close to 5,000 employees across our footprint, and without them obviously coming to work every day, working hard, none of this is possible. We get the privilege of being up here and telling you the story, but we'd like to thank them for everything they do for us.

Hopefully, you've gotten the sense that this is a world-class company. Joe said he was covering some of the metrics and he said, "We start here." And I think that's really part of my closing message here is that we have a great business and hopefully you got a sense, we have a great team and we're pretty young and we got a lot of energy left in the tank to really take this thing to the next level.

And so you've heard the strategies, but the foundation is a great jumping off point. We have market leading businesses. We have strong barriers to entry. We have great secular tailwinds that are going to help us along. And I think importantly in the era when rates have changed and the era of free money is over, our business model drives high returns and high free cash flows, and we think we can make that better. So we think that this is a great opportunity for investors to really see what this business can do. We'd love to welcome some new partners into our shareholder base and come along for the ride

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because we think it's going to be a great one. So thanks for your time today. We're going to bring folks back up here. Give us a second to get organized, and then we will open it up for Q&A. Thanks.

Marcus Rogier:

For the Q&A, we're going to take audience questions in the room first and people can raise their hands, but if anyone on the web has a question, just click ask a question button on the top right-hand corner of your screen. We'll get those at the end.

Please announce yourself and your firm when you take the question.

Phil Gibbs:

Thank you. Phil Gibbs at KeyBank.

Andy Rose:

Hi Phil.

Phil Gibbs:

Hello.

Andy Rose:

Welcome, Phil.

Phil Gibbs:

Thank you. Exciting presentations this morning. Thank you very much. The question I had just to start was, Joe, you had mentioned you've got, I think, $80 million of growth CapEx coming over the next 24 months for Worthington Enterprises. I think that's probably the biggest slug I've seen you all spend internally for quite some time on your own organic initiatives. So what's behind that? What are some of the things we should be thinking about in terms of where that spend is going to be targeted and what your expectations are in terms of the returns?

Joseph Hayek:

Sure. So Phil, that's mostly in the consumer business, and it's really an acknowledgement of the fact that we have great market share leadership in a lot of the markets that we're in, and we want that to continue. And sometimes you just have facilities that need upgrading and need to be refreshed, to be modernized, to be automated, and to be positioned to increase capacity, reduce costs, and ultimately be in a spot where 20 years from now you're really happy that you made those investments. So it's largely in the consumer business. It will absolutely increase capacity, but more importantly for us, it really drives that barrier to entry. When we complete these upgrades, the amount of capital that somebody would need to spend to come in and compete with us, we believe would be prohibitive.

Phil Gibbs:

And then secondly, a question on WAVE. Does anything change when the steel business gets separated in terms of procurement? Because I know that's been a competitive advantage for that joint venture for quite some time. Does anything change there in terms of their buying abilities?

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Joseph Hayek:

It doesn't. The…

Andy Rose:

Oh, sorry, go ahead.

Joseph Hayek:

I was going to say, one of the things that we've done a great job with and Doug has done a great job with, is really institutionalizing and internalizing the capabilities that his team has. The Worthington Enterprises team has those capabilities times four or five. Given that we will buy over a billion dollars in steel and that we're exceptionally good at it, we will continue to be able to leverage what we have all grown up with, with respect to the abilities. On the hedging side, they're doing a lot of those things on their own now, Enterprises does the same thing, but we'll still have the ability to leverage our sister company as an independent entity. Some of those capabilities that they have transferred, or if you will have shared with us over the last five, 10 years.

Andy Rose:

And maybe just to add on a little bit there, we will be one of the largest customers. We, Worthington Enterprises will be one of the largest customers of Worthington Steel, and so we will continue to benefit from the capabilities that we have all along through a long-term agreement. We've, as Joe mentioned, built a lot of those capabilities inside our company with price desks and hedging and other things, and we will continue to transfer and share that knowledge with WAVE. I think it's $150 or $200 million of steel, in terms of what we will be buying depending on what the price will be every year. So we've become a very sophisticated buyer ourselves, as has WAVE, and we'll all continue to benefit.

Phil Gibbs:

The last question I have is for Timo on the hydrogen piece, it's been super volatile in terms of the ability to hit an adoption curve that's aggressive. You obviously have to put capacity in place before you do that, and the business has been struggling to kind of get off the ground. But I guess do you maintain the patience knowing that you have the vision that this thing's going to be solid at some point in time while keeping everybody engaged while it still hasn't hit the ground running? Thanks.

Timo Snoeren:

Yeah. So I think the hydrogen economy has tried to pick up over the last four decades a couple of times and didn't succeed. I think this time most people believe that it is there to stay. The number of projects that I mentioned, 680 projects globally, more than $300 billion of investment announced in this hydrogen economy, there's never been that much investment. So we do see a lot of interest from key OEMs across Europe. It is slowly ramping up, and as I mentioned in the beginning, we've put all the manufacturing assets in place, we're prototyping, and so we're gaining those strong relationships and trusted reputation in the market when those serial production platforms will start and they will start in the next few years listening to their forecast. There's other businesses on hydrogen that are already ramping up. As I mentioned, the gas containment business. We see market demand already initializing, strong inquiry pipeline, 200 million inquiries, and that's a business that we will serve. We're perfectly

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positioned for it. We got the portfolio and we'll be serving that as we prepare ourselves for the real ramp up.

Phil Gibbs:

Thank you.

Keith Hughes:

Thank you. A question on ClarkDietrich the year 25% equity contribution has gone up a lot in the last year or two versus what was on the chart. Can you talk a little more of what happened? What's causing that number to go up so much? And to your point, with steel moving around so much, how sustainable is that number?

Andy Rose:

Yeah, I mean it goes back to some of the things that I was talking about, which is they are the clear market leader in this space. They're a national player, they can do things that other people cannot do. They have the broadest product portfolio, they have the fastest or the shortest lead time in terms of being able to deliver large quantities to job sites. And I think the easy way to think about it is that they've started to act like the market leader. Customers asked them to do things, and in the past they were like, "Well, we want to maintain our market share. We don't necessarily want to charge for some of those things." And I think they've started to say, "Hey, we're providing real value to our customers and let's charge for that."

And what really sort of precipitated the beginning here was the leadership change a number of years ago, a focus on margin as opposed to market share. And then COVID really accelerated that because during COVID supply chains got all messed up, steel was not available, products weren't available, and ClarkDietrich was there to deliver, just like you heard Doug talk about WAVE, the ability to deliver when others cannot creates an indelible bond with your customers. And so I think that's what's really driven the change in the performance of the business.

Keith Hughes:

One other question, the 6% to 8% revenue growth, how much of that is acquisitions? How much pricing units? What's the outlook there?

Andy Rose:

Yeah, the short answer is, that's the goal. How that comes to fruition will depend a lot on, what's the M&A market, how many targets can we find? Can we get the right price? Are they a good fit? As well as a number of our new product development and organic initiatives. So we haven't specifically said half is organic, half is M&A, it's really, my predecessor, John McConnell used to not like to have specific targets because he says, "Business is unpredictable." Some years you're not going to grow because the market's going to shrink. And other years you might grow 15 or 20%. And so the way we run this company is to create long-term value for our shareholders, and the expectation is that we can grow a minimum of 6% to 8% every year.

Keith Hughes:

Okay, thank you.

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Charles Perron:

Hi everyone. This is Charles Perron from Goldman Sachs. Maybe my first question is on ClarkDietrich and both WAVE together. As you look about the environment in the coming years, how do you see the growth rate be impacted by the non-residential construction versus the portions that you might see in the R&R market over time? How does it play into your growth outlook, and basically how do you approach and service those two dynamics together?

Andy Rose:

Yeah, I mean the headline for commercial construction is obviously office. That's the one that's getting sort of the bad rap now, work from home, a lot of changes from the COVID pandemic. But the reality is there's a couple of factors in play here that give us confidence that these businesses can continue to grow their earnings, steel prices affect the top line number. But the first is WAVE in particular is 70% to 75% repair and remodel, 20% to 25% new construction, and ClarkDietrich is actually the opposite of that. So it's an interesting dynamic to sort of start there.

But I also think that each of these businesses are not just office buildings. You saw on the list when I was talking about ClarkDietrich, there's healthcare. Healthcare continues to explode. There's tons... In Columbus, Ohio, there's two massive hospital projects spending both north of a billion dollars on construction. There's an airport expansion that's going to have $50 million worth of ceilings work in it. I mean, so a lot of the infrastructure spending and other markets are going to bolster what you might think would be a market that's going to shrink, and so I think that's where we get confidence. I mean, we can't control the economy. But when I talk about the secular tailwinds, we just think the next three to five to seven years, these big stimulus programs, they don't get spent overnight, it takes years for that to filter through the system. And the walls, ClarkDietrich, tends to be earlier in the construction process. The ceilings, WAVE, tends to be later in the construction process. So that's another factor that's in play.

Joseph Hayek:

Charles, the only thing I would add, because everything that Andy said is absolutely true, but a couple of specifics. The diversified portfolio of end markets that ClarkDietrich and WAVE are both in are relatively important. WAVE's end markets dovetail relatively correlated with Armstrong's, so it's 50% is either education or healthcare, 30% commercial, then you have 10% retail and 10% transportation, which is an airport, a train station, something like that. And so understanding that the cycle, it didn't go away. Those end markets are going to grow, we believe, in an outsized way relative to what a lot of the commercial markets might. But for the repair renovation, as people get lured back into offices, they want to be in places that they find pleasing. So we're certainly aware that there are cycles, but we're long-term bullish in part because of the markets that those guys serve.

Andy Rose:

Sorry, there was a term that was coined in a meeting a while ago that, particularly for Doug's business, the renovation renaissance.

Doug Cadle:

Yeah, and I would add one thing to that, and that is there are significant emerging segments. I mentioned data centers and also life sciences with significant investment in both of those categories. Those two areas in particular will provide a benefit to us as far as our mix of products, our average unit

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value products that's sold. Because what goes into a data center is it can be anywhere between five to 10 times what the normal acoustical ceiling grid that goes into an office. And if you compliment that with the efforts that Armstrong, the other parent, makes in the marketplace, we're well positioned for a mixed improvement because of those segments coming out.

Charles Perron:

And maybe as a follow-up, for those of us that are less familiar with obviously your business, how do you think about the impact of steel prices? Obviously we've seen inflation happening throughout this year, how does it impact your business in terms of the delay and the lag that it could have on certain contracts or certain processes that you have, but also in general about your ability to hold basically your pricing on change and how does it impact your financial statements in general?

Andy Rose:

So I'll take the first stab at this one. One of the reasons for the separation is that this business has much less impact from the steel price volatility. And part of that is we're selling consumer products, we're selling building products that have pricing power in the market, so we have the ability to raise price and our objective obviously is to get paid for the value that we're creating in the marketplace.

The other thing that I mentioned earlier is we've gotten much more sophisticated with our price risk management. We learned that from the steel company, but we are experts as well at now hedging and managing the volatility of steel prices that happens during a calendar year or a fiscal year, such that we tend to lock in our steel prices. I always say the best thing for Worthington Industries and really certainly for this business is low stable steel prices. And so people get concerned when there's more capacity coming on and steel prices might go down, that's actually a good thing for us because it is a significant input cost to a number of our products, but the difference here is we really do have pricing power and the ability to take price when we need it to offset cost inflation.

Kathryn Thompson:

Hi, Kathryn Thompson, Thompson Research Group. My question for you today is you're going to come out of this spend with very low leverage one time or less. You're generating a lot of free cash, free cash conversion at 85 plus percent. How do you assess growth initiatives going forward and how to think about capital spend and what are the return criteria for the various opportunities, whether it's M&A or organic? Thank you.

Andy Rose:

Yeah, I'll start by saying one of our objectives is really simple, which is we want to make the most money we can using the least amount of capital. Now that being said, we're going to need to deploy capital to do that, and that's going to come in a number of different forms. You heard Joe talking a little bit about CapEx, some of it's maintenance CapEx, but some of it is also growth CapEx, and then of course M&A.

So we've got a return on capital profile today that's around 20%, and our objective is to continue to raise that over time. That's hard. I mean, not every project we're going to look at is going to meet that hurdle, but I think it starts with that as a lens in terms of if we're going to invest growth capital, whether it's growth CapEx or M&A, we want to continue to raise the returns of this business because we fundamentally believe that investors care about three things, growth, return on invested capital and free cash flow. And if we can deliver improvements in all of those, then we think investors are going to be certainly very happy and will be a top performer. Marcus, you want another one?

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Meryl Witmer:

Can you talk about how it works with WAVE and how taxes get paid, who pays what where?

Andy Rose:

Yeah, it's pretty simple. It's a pass through. So WAVE passes through earnings that flow to the parent companies and then the parent companies then pay those taxes.

Meryl Witmer:

So you pay taxes on the earnings and then not on the dividends?

Andy Rose:

Correct.

Meryl Witmer:

Okay, thanks.

Marcus Rogier:

Any other questions then?

Aaron Wasserman:

Aaron Wasserman from Third Period Capital. Just a question on the CapEx with respect to the consumer segment. Is the ambition to devote any of that new capacity to manufacturing more of the product in-house or will the strategy continue to be relying on outside suppliers of product?

Andy Rose:

So maybe I'll just give a little bit of a history lesson here. We used to make everything and more recently part of Steve's strategy, particularly with the acquisition of GTI was, we bought basically a company that made branded products and didn't make anything. And so now we have a very different lens, which is, should we make it or should we buy it? And a lot of that depends on the expectations for the product, the volume, et cetera.

But oftentimes with our focus on, obviously as I said, making more money with less capital in the early days of a product, it makes sense to probably outsource that manufacturing until we figure out if this product is going to be super successful and then it might make sense to bring it back in-house. That's a decision for the future. But now there may be things that we're already doing where it does make sense for us to go ahead and make it. So for example, with torches, we have outsourced manufacturing and we have in-house manufacturing and so that make versus buy decision is easier because we have choices and it'll just depend on where we think the best financial return from that decision comes from. I don't know, Steve, if you want to add onto that?

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Steve Caravati:

No, I agree with everything Andy said. And just to add some more commentary, our fuel cylinders are really the foundation of our business, and these are very highly engineered and regulated products. And in fact, one of our fuel cylinders filled is the equivalent to holding 14 sticks of dynamite. So anytime you have something that volatile, we want to ensure that safety is our top priority. So modernizing our facility will certainly help with that, but then it also provides us much more manufacturing flexibility. As we constantly launch new products, we'll be able to use that technology to potentially manufacture in-house and launch much quicker.

Marcus Rogier:

We do have a question coming in from the web, "Could you please quantify the expected dis-synergies and what are the total one-time costs of the spin?

Joseph Hayek:

Sure. So dis-synergies, we've talked about this, split between Worthington Steel and Worthington Enterprises, it's around $20 million. The other switch that you'll see when you try and parse through the financials, which I know is a lot of fun or difficult, depending on how you think about it. When you look at a Form 10 and you think about the proforma adjustments, roughly $20 million, it's a little more costly for Worthington Enterprises because we historically allocated corporate costs based on revenue and steel was the lion's share of the revenue. And so there's actually a benefit that comes to Worthington Steel because that is then reversed. So roughly $20 million split among the companies because again, you have redundant costs.

Importantly, the numbers that we showed you have those costs already in them. So these are not incremental costs. These are not costs that will show up on day one. We've done our level best to incorporate those in the numbers that we've shown you guys and that are in the book. And then with respect to one-time costs, to date, it's around $30 million. It could end up a little north of $50 million after it's all said and done. The biggest contributors to those are fees associated with the transaction. Our advisors, debt financing is a couple million dollars. And on top of that, we have over the last several months been building a bench, if you will. We need two GCs on the date of the spin. We need two heads of tax, we need two heads of IT. So our team is bigger today than it would be were we not spinning, and so those costs are embedded in that number as well.

Andy Rose:

So if I can just make another add-on comment there. One change that is also going to happen with Worthington Enterprises is historically Worthington Industries allocated 100% of corporate costs to the businesses, we will now going forward, starting with post-spin the first quarter, have a corporate cost center that will not be allocated to the business. So think about the executive team, board costs, things that are not directly attributable to these business units will be a centralized cost structure and that'll be, I think, an order of magnitude, $25, $30 million. All right, well, seems like people might be getting hungry. I appreciate everybody's time today. As Joe said, I know there's a lot going on in the world and taking a half a day out of your day really means a lot to us. We're excited to launch this company here, hopefully before the end of the year. And we encourage each and every one of you, if you can, stick around for lunch. And if you want to stick around and hear about the best steel processor on the planet, we would encourage you to do that as well. But thanks for being here, really appreciate it.

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